UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2011

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	00051281	62-1815881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Mallory Station Road Suite 207 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (615) 599-2274

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2011, Tennessee Commerce Bancorp, Inc. (the “Company”) received a deficiency letter (“Deficiency Letter”) from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with the requirements for continued listing under Nasdaq Listing Rule 5250(c)(1), which requires that Nasdaq-listed companies file their required periodic financial reports with the U.S. Securities and Exchange Commission (“SEC”) on a timely basis. The Nasdaq letter was issued in accordance with standard Nasdaq procedures due to a qualification contained in the Report of Independent Registered Public Accounting Firm (“Report”) included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2010, as filed with the SEC on April 18, 2011.  The Nasdaq takes the position that because the Report includes a qualification, the Form 10-K is incomplete and views an incomplete filing to be a delinquent filing.  The qualification included in the Report was due to an unresolved report of examination from the Federal Deposit Insurance Corporation and Tennessee Department of Financial Institutions that could require adjustments to the Company’s banking subsidiary’s allowance for loan and lease losses (“ALLL”).

The Company continues to work with its registered public accounting firm and regulators of its banking subsidiary to resolve any matters relating to the ALLL which led to the qualification, and intends to cure the deficiency by filing an amended Form 10-K removing the qualification as soon as this process is completed.  Unless the deficiency is otherwise resolved earlier, the Deficiency Letter states that the Company has 60 calendar days or until June 20, 2011 to submit a plan to the Nasdaq to regain compliance with the filing requirements for continued listing on the Nasdaq Marketplace (the “Plan”).  If the Plan is accepted, the Company can be granted an exception of up to 180 calendar days or until October 12, 2011, to regain compliance. Pending submission of the Plan, the Company’s common stock will continue to be listed for trading on The Nasdaq Stock Market.  The Company expects to resolve the matter as soon as possible or otherwise timely file the Plan; however, there can be no assurance that the Plan will be accepted by the Nasdaq.  In the event the Plan is not accepted, the Company has the right to appeal to the Nasdaq Hearings Panel.

The Company issued a press release on April 25, 2011 disclosing its receipt of the Deficiency Letter.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release issued by Tennessee Commerce Bancorp, Inc. on April 25, 2011 disclosing receipt of a deficiency letter from The NASDAQ Stock Market LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.

	By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer

Date: April 25, 2011